EXHIBIT 32.1

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C.
SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of InfraSource Services, Inc. (the “Company”) for the quarterly period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), David R. Helwig, as Chief Executive Officer of the Company, and Terence R. Montgomery, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David R. Helwig	/s/ Terence R. Montgomery
David R. Helwig	Terence R. Montgomery
Chief Executive Officer	Chief Financial Officer
Date: August 13, 2004	Date: August 13, 2004

This certification accompanies the Form 10-Q pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.